UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 4, 2016

ECHELON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Patrick Henry Drive
Santa Clara, California 95054
(Address of principal executive offices, including zip code)

(408) 938-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Echelon Corporation (the “Company”) held a Special Meeting of Stockholders (“Special Meeting”) on October 4, 2016. Of the 4,430,758 shares of Company common stock entitled to vote at the Annual Meeting, 3,630,899 shares, representing approximately 81.9% of the total votes eligible to be cast, were represented at the Special Meeting in person or by proxy, constituting a quorum. The matters voted upon at the Special Meeting and the results of such voting are set forth below:

Proposal 1: Approval of the Adoption of the 2016 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,357,702	236,301	4,036	2,032,860

Based on the votes set forth above, the 2016 Equity Incentive Plan was duly approved.
Proposal 2: Ratification of the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,601,224	15,339	14,336	—

Based on the votes set forth above, the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ C. Michael Marszewski
C. Michael Marszewski Vice President and Chief Financial Officer

Date: October 6, 2016